Exhibit 99.5

Execution Version

SUPPORT AGREEMENT

This Support Agreement (this “Agreement”) is entered into as of November 24, 2023 by and among:

1.	TSH Investment Holding Limited, an exempted company with limited liability incorporated under the laws of the Cayman Islands (“Parent”); and

2.	each person listed in the column titled “Supporting Shareholder” in Schedule A attached hereto (each, a “Supporting Shareholder”).

Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, Parent, TSH Merger Sub Limited, an exempted company with limited liability incorporated under the Laws of the Cayman Islands and a wholly-owned subsidiary of Parent (“Merger Sub”), and iClick Interactive Asia Group Limited, a company incorporated under the laws of the Cayman Islands (the “Company”), have, concurrently with the execution of this Agreement, entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, restated, supplemented or otherwise modified from time to time, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and a wholly-owned subsidiary of Parent (the “Merger”), upon the terms and subject to the conditions set forth in the Merger Agreement;

WHEREAS, as of the date hereof, each Supporting Shareholder is the beneficial owner (within the meaning under Rule 13d-3 of the Exchange Act) of certain ordinary shares, par value US$0.001 of the Company (“Shares”) (including Shares represented by ADSs) as set forth in the column titled “Owned Shares” opposite its or his name on Schedule A hereto (the “Owned Shares”). With respect to each Supporting Shareholder, the Owned Shares, together with any other Shares and securities of the Company owned (whether beneficially or of record) by it or him as of the date hereof or acquired (whether beneficially or of record) by it or him after the date hereof and prior to Expiration Time (as defined below), including any Shares (including Shares represented by ADSs) or securities of the Company acquired by means of purchase, dividend or distribution, or issued upon the exercise or settlement of any Company Options, restricted share units (“RSUs”), or warrants or the conversion of any convertible securities or otherwise, shall be collectively referred to herein as its or his “Securities”. With respect to each Supporting Shareholder, the Securities owned (whether beneficially or of record) by it or him shall be collectively referred to herein as its or his “Owned Securities”;

WHEREAS, in connection with the consummation of the Merger, (a) each Supporting Shareholder agrees to (i) the cancellation of the Shares (including Shares represented by ADSs) as set forth in the column titled “Rollover Shares” opposite such Supporting Shareholder’s name on Schedule A hereto (the “Rollover Shares”) for no cash consideration, and (ii) subscribe for or otherwise receive newly issued Parent Shares (as defined below) immediately prior to the Closing, and (b) each Supporting Shareholder agrees to vote the Securities at the Shareholders’ Meeting in favor of the Merger Agreement, the Merger and the other transactions contemplated by the Merger Agreement, and take any and all other actions in furtherance of the transactions contemplated by the Merger Agreement, in each case upon the terms and conditions set forth herein; and

WHEREAS, in order to induce Parent and Merger Sub to enter into the Merger Agreement and consummate the transactions contemplated thereby, including the Merger, the Supporting Shareholders are entering into this Agreement.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
Voting

Section 1.1. Voting. From and after the date hereof until the Expiration Time, each of the Supporting Shareholders irrevocably and unconditionally agrees that at the Shareholders’ Meeting or any other annual or extraordinary general meeting of the shareholders of the Company, however called, at which any of the matters described in paragraphs (a) – (f) hereof is to be considered (and any adjournment or postponement thereof), or in connection with any written resolution of the Company’s shareholders relating to the aforesaid matters, it or he shall (i) in the case of a meeting, appear or cause its or his representative(s) to appear at such meeting or otherwise cause its or his Securities to be counted as present thereat for purposes of determining whether a quorum is present, and (ii) vote or cause to be voted (including by proxy, if applicable) all of its or his Securities:

(a) for the authorization and approval of the Merger Agreement, the Merger, the Plan of Merger and the other transactions contemplated by the Merger Agreement, and any action required in furtherance thereof;

(b) against any Competing Proposal or any other transaction, proposal, agreement or action made in opposition to authorization and approval of the Merger Agreement or in competition or inconsistent with the transactions contemplated by the Merger Agreement, including the Merger;

(c) against any other action, agreement or transaction that is intended, that could reasonably be expected, or the effect of which could reasonably be expected, to materially impede, interfere with, delay, postpone, discourage or adversely affect any of the transactions contemplated by the Merger Agreement, including the Merger, or this Agreement or the performance by it or him of its or his obligations under this Agreement, including (i) any extraordinary corporate transaction, such as a scheme of arrangement, merger, consideration or other business combination involving the Company or any of its subsidiaries (other than the Merger); (ii) a sale, lease or transfer of any material assets of the Company or any of its subsidiaries or a reorganization, recapitalization or liquidation of the Company or any of its subsidiaries; (iii) an election of new members to the board of directors of the Company (the “Company Board”), other than nominees to the Company Board who are serving as directors of the Company on the date of this Agreement or as otherwise provided in the Merger Agreement; (iv) any material change in the present capitalization or dividend policy of the Company or any amendment or other change to the Company’s memorandum or articles of association, except if approved in writing by Parent; or (v) any other action that would require the consent of Parent pursuant to the Merger Agreement, except if approved in writing by Parent;

(d) against any action, proposal, transaction or agreement that could reasonably be expected to result in a breach in any respect of any covenant, representation or warranty or any other obligation or agreement of the Company contained in the Merger Agreement, or of it or him contained in this Agreement;

(e) in favor of any adjournment or postponement of the Shareholders’ Meeting or other annual or extraordinary general meeting of the shareholders of the Company, however called, at which any of the matters described in paragraphs (a) – (f) in this Section 1.1 is to be considered (and any adjournment or postponement thereof) as may be reasonably requested by Parent; and

(f) in favor of any other matter necessary to effect the transactions contemplated by the Merger Agreement, including the Merger.

Section 1.2. Grant of Irrevocable Proxy; Appointment of Proxy.

(a) Effective immediately upon the execution of the Merger Agreement, without any further action by any person, and only in the event and to the extent that such Supporting Shareholder fails to perform his or its obligations under Section 1.1 above, each Supporting Shareholder hereby irrevocably appoints Parent and any designee thereof as his or its proxy and attorney-in-fact (with full power of substitution), to vote or cause to be voted (including by proxy or written resolution proposed in accordance with the memorandum and articles of association of the Company, if applicable) such Supporting Shareholder’s Securities in accordance with Section 1.1 above at the Shareholders’ Meeting or other annual or special meeting of the shareholders of the Company, however called, including any adjournment or postponement thereof, at which any of the matters described in Section 1.1 above is to be considered. Each Supporting Shareholder represents that all proxies, powers of attorney, instructions or other requests given by such Supporting Shareholder prior to the execution of this Agreement in respect of the voting of such Supporting Shareholder’s Securities, if any, are not irrevocable and each Supporting Shareholder hereby revokes (and shall cause to be revoked if necessary) any and all previous proxies, powers of attorney, instructions or other requests with respect to such Supporting Shareholder’s Securities. Each Supporting Shareholder shall take such further action or execute such other instruments as may be necessary to effectuate the intent of this proxy.

(b) Each Supporting Shareholder affirms that the irrevocable proxy set forth in this Section 1.2 is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such Supporting Shareholder under this Agreement. Each Supporting Shareholder further affirms that the irrevocable proxy is coupled with an interest and, except as set forth in this Section 1.2, is intended to be irrevocable prior to the Expiration Time. If for any reason the proxy granted herein is not irrevocable, then each Supporting Shareholder agrees to vote such Supporting Shareholder’s Securities in accordance with Section 1.2 above prior to the Expiration Time. The parties agree that the foregoing is a voting agreement.

Section 1.3. Restrictions on Transfers. Except as provided for in Article II below or pursuant to the Merger Agreement, each of the Supporting Shareholders hereby agrees that, from the date hereof until the Expiration Time, such person shall not, and shall cause its or his Affiliates not to, directly or indirectly:

(a) offer for sale, sell, transfer, assign, tender in any tender or exchange offer, pledge, grant, encumber, hypothecate or similarly dispose of (by merger, testamentary disposition, operation of Law or otherwise) (collectively, “Transfer”), either voluntarily or involuntarily, or enter into any Contract, option or other arrangement or understanding with respect to the Transfer of any of its or his Securities or any interest therein, or with respect to any limitation on voting right of any of its or his Securities, including any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction, collar transaction or any other similar transaction (including any option with respect to any such transaction) or combination of any such transactions, in each case involving any of its or his Securities which (x) has, or could reasonably be expected to have, the effect of reducing or limiting such person’s economic interest in such Securities and/or (y) with respect to its or his Securities, grants a third party the right to vote or direct the voting of such Securities (any such transaction, a “Derivative Transaction”);

(b) deposit any of its or his Securities into a voting trust or enter into a voting agreement or arrangement or grant any proxy or power of attorney with respect thereto that is inconsistent with this Agreement;

(c) exercise, convert or exchange, or take any action which would result in the exercise, conversion or exchange of, any of its or his Securities;

(d) knowingly take any action that would make any representation or warranty of such person set forth in this Agreement untrue or incorrect or have the effect of preventing, disabling, or delaying such persons from performing any of its or his obligations under this Agreement or that is intended, or could reasonably be expected, to impede, frustrate, interfere with, delay, postpone, adversely affect or prevent the consummation of the Merger or the other transactions contemplated by the Merger Agreement or this Agreement or the performance by the Company of its obligations under the Merger Agreement or by such Supporting Shareholder of its or his obligations under this Agreement; or

(e) agree (whether or not in writing) to take any of the actions referred to in the foregoing clauses (a) – (d). Any purported Transfer or Derivative Transaction in violation of this paragraph shall be null and void.

ARTICLE II
Cancellation; Subscription

Section 2.1. Cancellation of Rollover Shares. Subject to the terms and conditions set forth herein, (a) each Supporting Shareholder agrees that, at the Closing, all of its or his Rollover Shares (including those represented by ADSs) shall be cancelled at no cash consideration in connection with the Merger, and (b) other than its or his Rollover Shares, all equity securities of the Company held by any such Supporting Shareholder, if any, shall be treated as set forth in the Merger Agreement and not be affected by the provisions of this Agreement. Each Supporting Shareholder will take all actions necessary to cause the number of Rollover Shares (including those represented by ADSs) opposite such Supporting Shareholder’s name on Schedule A hereto to be treated as set forth herein.

Section 2.2. Issuance of Parent Shares. Immediately prior to the Closing, in consideration for (a) the cancellation of the Rollover Shares (including those represented by ADSs) held by each Supporting Shareholder in accordance with Section 2.1, Parent shall issue to such Supporting Shareholder (or, if designated by such Supporting Shareholder in writing, an Affiliate of such Supporting Shareholder), the number of newly issued ordinary shares of Parent, par value US$0.0001 per share (“Parent Shares”), as set forth in the column titled “Parent Shares” opposite such Supporting Shareholder’s name on Schedule A hereto. Each Supporting Shareholder hereby acknowledges and agrees that (i) delivery of the Parent Shares set forth opposite such Supporting Shareholder’s name on Schedule A hereto, shall constitute complete satisfaction of all obligations towards or sums due to such Supporting Shareholder by Parent and Merger Sub in respect of the Rollover Shares (including those represented by ADSs) held by such Supporting Shareholder and cancelled at the Closing as contemplated by Section 2.1 above, and (ii) such Supporting Shareholder shall have no right to any Merger Consideration in respect of the Rollover Shares (including those represented by ADSs) held by such Supporting Shareholder. No Parent Shares issued in connection with the Merger shall be issued at a lower price per share than the Parent Shares issued hereunder (it being understood that the Parent Shares issued hereunder are deemed to be issued at a price per share based on each Rollover Share having a value equal to the Per Share Merger Consideration).

Section 2.3. Rollover Closing. Subject to the satisfaction in full (or waiver, if permissible) of all of the conditions set forth in Sections 7.01 and 7.02 of the Merger Agreement (other than conditions that by their nature are to be satisfied or waived, as applicable, at the Closing), the closing of the subscription and issuance of Parent Shares contemplated hereby (the “Rollover Closing”) shall take place immediately prior to the Closing as contemplated by the Merger Agreement.

Section 2.4. Deposit of Rollover Shares. No later than three (3) Business Days prior to the Rollover Closing, each Supporting Shareholder and any agent of such Supporting Shareholder holding certificates evidencing any Rollover Shares (if applicable) shall deliver or cause to be delivered to Parent all certificates representing such Rollover Shares in such person’s possession, for disposition in accordance with the terms of this Agreement; such certificates and instruments shall be held by Parent or any agent authorized by Parent until the Rollover Closing. To the extent that any Rollover Shares of a Supporting Shareholder are held in street name or otherwise represented by ADSs, such Supporting Shareholder shall execute such instruments and take such other actions, in each case, as are reasonably requested by Parent to reflect or give effect to the cancellation of such Rollover Shares in accordance with this Agreement.

Section 2.5. Admission of New Supporting Shareholders. The Founder Parties and the Sponsor Parties may jointly agree to admit one or more persons as Supporting Shareholders. Any additional Supporting Shareholders admitted pursuant to this Section 2.5 shall execute and deliver a deed of adherence to this Agreement reasonably acceptable to the Founder Parties and the Sponsor Parties (the “Deed of Adherence”) and, upon its execution and delivery of the Deed of Adherence, such additional party shall become a “Supporting Shareholder” for the purpose of this Agreement. For the purpose of this Section 2.5, (i) “Founder Parties” shall mean Mr. Jian Tang and his wholly owned special purpose vehicle, Igomax Inc., and Mr. Wing Hong Sammy Hsieh and his wholly owned special purpose vehicle, Bubinga Holdings Limited, and (ii) “Sponsor Parties” shall mean Mr. Huang Jianjun and his wholly owned special purpose vehicle, Rise Chain Investment Limited.

ARTICLE III
Representations, Warranties and Covenants

of the Supporting Shareholders

Section 3.1. Representations and Warranties. Each of the Supporting Shareholders, severally and not jointly, represents and warrants to Parent that, as of the date hereof and as of the Closing:

(a) if such person is not a natural person, the Supporting Shareholder is duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

(b) such person has the requisite legal power and authority to execute and deliver this Agreement, to perform such person’s obligations hereunder and to consummate the transactions contemplated hereby;

(c) this Agreement has been duly executed and delivered by such person and, if such person is not a natural person, the execution, delivery and performance of this Agreement by such person, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate or similar action on the part of such person and no other corporate or similar actions or proceedings on the part of such person are necessary to authorize this Agreement or to consummate the transactions contemplated hereby;

(d) assuming due authorization, execution and delivery by Parent, this Agreement constitutes a legal, valid and binding agreement of such person, enforceable against such person in accordance with its terms, except as enforcement may be limited by the effects of applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and any implied covenant of good faith and fair dealing;

(e) such Supporting Shareholder

(i) (x) is and, immediately prior to the Rollover Closing, will be the beneficial owner of, and has and, immediately prior to the Rollover Closing, will have good and valid title to, its or his Owned Securities, free and clear of Liens , and (y) has and, as of the Rollover Closing will have sole or shared (together with its or his Affiliates) voting power and power of disposition, power to demand dissenter’s rights and power to agree to all of the matters set forth in this Agreement with respect to all of its or his Owned Securities, in each case of the foregoing clauses (x) and (y), subject to applicable United States federal securities Laws, Laws of the Cayman Islands, Laws of the PRC and the terms of this Agreement, and excluding any Lien which will be discharged on or prior to the Rollover Closing or as created by this Agreement;

(ii) except as contemplated hereby, there are no options, warrants or other rights, agreements, arrangements or commitments of any character to which it or he is a party relating to the pledge, disposition or voting of any of its or his Owned Securities and its or his Owned Securities are not subject to any voting trust agreement or other Contract to which it or he is a party restricting or otherwise relating to the voting or Transfer of such Owned Securities, other than any Lien which will be discharged on or prior to the Closing or any restriction created by this Agreement;

(iii) it or he has not Transferred any Owned Securities or any interest therein pursuant to any Derivative Transaction other than any Lien which will be discharged on or prior to the Closing or as contemplated by this Agreement; and

(iv) it or he has not appointed or granted any proxy or power of attorney that is still in effect with respect to any of its or his Owned Securities, except as contemplated by this Agreement;

(f) as of the date hereof, other than its or his Owned Securities, such Supporting Shareholder does not own, beneficially or of record, or have the right to acquire, any Shares, securities of the Company, or any direct or indirect interest in any such securities (including by way of derivative securities);

(g) except for the applicable requirements of the Exchange Act and Laws of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Entity is necessary on the part of such person for the execution, deliver and performance of this Agreement by such person or the consummation by such person of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by person, nor the consummation by such person of the transactions contemplated hereby, nor compliance by such person with any of the provisions hereof shall (w), if such person is not a natural person, conflict with or violate any provision of the organizational documents of such person, (x) result in any material breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on property or assets of such person pursuant to, any Contract to which such person is a party or by which such person or any property or asset of such person is bound or affected, in each case which have, or could have, the effect of preventing, impeding or interfering with or adversely affecting the performance by such person of its or his obligations under this Agreement, (y) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such person or any of such person’s properties or assets, or (z) otherwise require the consent or approval of any other person pursuant to any Contract binding on such Supporting Shareholder or his or her properties or assets;

(h) on the date hereof, there is no Action pending against such person or, to the knowledge of such person, any other person or, to the knowledge of such person, threatened against any such person or any other person that restricts or prohibits (or, if successful, would restrict or prohibit) the performance by such person of its or his obligations under this Agreement;

(i) such person has been afforded the opportunity to ask such questions as it or he has deemed necessary of, and to receive answers from, representatives of Parent concerning the terms and conditions of the transactions contemplated hereby and the merits and risks of owning Parent Shares and such person acknowledges that it or he has been advised to discuss with its or his own counsel the meaning and legal consequences of the representations and warranties of such person in this Agreement and the transactions contemplated hereby; and

(j) such person understands and acknowledges that Parent, Merger Sub and the Company are entering into the Merger Agreement in reliance upon such person’s execution, delivery and performance of this Agreement.

Section 3.2. Covenants. Each of the Supporting Shareholders, severally and not jointly:

(a) agrees, prior to the Expiration Time, not to knowingly take any action that would make any representation or warranty of such person contained herein untrue or incorrect in any material respect or have or could have the effect of preventing, impeding or interfering with or adversely affecting the performance by such person of its or his obligations under this Agreement;

(b) irrevocably waives, and agrees not to exercise, any rights of appraisal or rights of dissent from the Merger that such person may have with respect to such person’s Securities (including any rights under Section 238 of the Cayman Companies Law) prior to the Expiration Time;

(c) agrees to permit the Company to publish and disclose in the Schedule 13E-3 and the Proxy Statement (including all documents filed with the SEC in accordance therewith), such person’s identity and beneficial ownership of Shares or other equity securities of the Company and the nature of such person’s commitments, arrangements and understandings under this Agreement, in each case, if Parent reasonably determines it is required by applicable Law or the SEC (or its staff);

(d) agrees and covenants that such person shall promptly notify Parent of any new Shares and other securities of the Company with respect to which beneficial ownership is acquired by such person, including by purchase, as a result of a stock dividend, stock split, recapitalization, combination, reclassification, exchange or change of such shares, or upon exercise or conversion of any securities of the Company after the date hereof. Any such Shares and/or other securities of the Company shall automatically be deemed as “Owned Securities” held by such Supporting Shareholder pursuant to the terms of this Agreement, and Schedule A hereto shall be deemed amended accordingly; and

(e) agrees further that, upon request of Parent, such person shall execute and deliver any additional documents, consents or instruments and take such further actions as may reasonably be deemed by Parent to be necessary to carry out the provisions of this Agreement.

ARTICLE IV
Representations and Warranties of Parent

Section 4.1. Parent represents and warrants to each Supporting Shareholder that as of the date hereof and as of the Closing:

(a) it is duly incorporated, validly existing and in good standing under the Laws of the Cayman Islands and has all requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Parent and the execution, delivery and performance of this Agreement by Parent and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and no other corporate actions or proceedings on the part of Parent are necessary to authorize this Agreement or to consummate the transactions contemplated hereby. Assuming due authorization, execution and delivery by the Supporting Shareholders, this Agreement constitutes a legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, except as enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting creditors’ rights generally and by general principles of equity (regardless of whether considered in a proceeding in equity or at law);

(b) except for the applicable requirements of the Exchange Act and Laws of the Cayman Islands, (i) no filing with, and no permit, authorization, consent or approval of, any Governmental Authority is necessary on the part of Parent for the execution, delivery and performance of this Agreement by Parent or the consummation by Parent of the transactions contemplated hereby, and (ii) neither the execution, delivery or performance of this Agreement by Parent, nor the consummation by Parent of the transactions contemplated hereby, nor compliance by Parent with any of the provisions hereof shall (A) conflict with or violate any provision of the organizational documents of Parent, (B) result in any breach or violation of, or constitute a default (or an event which, with notice or lapse of time or both, would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a Lien on such property or asset of Parent pursuant to, any Contract to which Parent is a party or by which Parent, or any of their property or asset is bound or affected, or (C) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent any of their properties or assets;

(c) except as contemplated by the Merger Agreement or otherwise agreed to by the parties hereto, at and immediately after the Closing, there shall be (i) no options, warrants, or other rights to acquire share capital of Parent, (ii) no outstanding securities exchangeable for or convertible into share capital of Parent, and (iii) no outstanding rights to acquire or obligations to issue any such options, warrants, rights or securities; and

(d) at the Rollover Closing, the Parent Shares to be issued under this Agreement shall have been duly and validly authorized and when issued and delivered in accordance with the terms hereof, will be validly issued, fully paid and nonassessable, free and clear of all Liens, other than restrictions arising under applicable securities Laws.

ARTICLE V
Termination

Section 5.1. This Agreement, and the obligations of a Supporting Shareholder hereunder (including Section 1.2) shall terminate and be of no further force or effect immediately upon the first to occur of (a) the Closing, and (b) the date of valid termination of the Merger Agreement in accordance with its terms (such time, the “Expiration Time”); provided, that this Article V and Article VI shall survive any termination of this Agreement. Nothing in this Article V shall relieve or otherwise limit any party’s liability for any breach of this Agreement prior to the termination of this Agreement. If for any reason the Merger fails to occur but the Rollover Closing contemplated by Article II has already taken place, then Parent shall promptly take all such actions as are necessary to restore each Supporting Shareholder to the position it was in with respect to ownership of the Rollover Shares prior to the Rollover Closing.

ARTICLE VI
Miscellaneous

Section 6.1. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given when delivered in person or upon confirmation of receipt when transmitted by electronic mail or on receipt after dispatch by registered or certified mail, postage prepaid, addressed, or on the next business day if transmitted by international overnight courier, in each case to the respective parties at the address set forth on the signature pages hereto under each party’s name (or at such other address for a party as shall be specified in a notice given in accordance with this Section 6.1).

Section 6.2. Severability. If any provision of this Agreement is held to be invalid or unenforceable for any reason, it shall be adjusted rather than voided, if possible, in order to achieve the intent of the parties to the maximum extent possible. In any event, the invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

Section 6.3. Entire Agreement. This Agreement and the Merger Agreement and the agreements contemplated thereby, constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and undertakings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof.

Section 6.4. Specific Performance. Each of the parties hereto acknowledge and agree that the other parties would be irreparably injured by a breach of this Agreement by it and that money damages alone would not be an adequate remedy for any actual or threatened breach of this Agreement. Accordingly, each party shall be entitled to specific performance or injunctive or other equitable relief (without posting a bond or other security) to enforce or prevent any violations of any provision of this Agreement, in addition to all other rights and remedies available at law or in equity to such party, including the right to claim money damages for breach of any provision of this Agreement. All rights, powers, and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any thereof by a party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by a party.

Section 6.5. Amendments; Waivers. At any time prior to the Expiration Time, any provision of this Agreement may be amended or waived if, and only if such amendment or waiver is in writing and signed, (i) in the case of an amendment, by the Supporting Shareholders, Parent and the Company, or (ii) in the case of a waiver, by the party against whom the waiver is to be effective and the Company. Notwithstanding the foregoing, no failure or delay by a party hereto in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise of any other right hereunder.

Section 6.6. Governing Law; Jurisdiction.

(a) This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York, without giving effect to any choice of law or conflict of law rules or provisions that would cause the application of the Laws of any jurisdiction other than the State of New York.

(b) Subject to Section 6.4, and the last sentence of this Section 6.6, any Actions against any party or arising out of or in any way relating to this Agreement shall be submitted to the Hong Kong International Arbitration Centre (“HKIAC”) and resolved in accordance with the arbitration rules of HKIAC in force at the relevant time and as may be amended by this Section 6.6. The place of arbitration shall be Hong Kong. The official language of the arbitration shall be English and the arbitration tribunal shall consist of three arbitrators (each, an “Arbitrator”). The claimant(s) shall nominate jointly one Arbitrator; the respondent(s) shall nominate jointly one Arbitrator; and a third Arbitrator will be nominated jointly by the first two Arbitrators and shall serve as chairman of the arbitration tribunal. In the event the claimant(s) or respondent(s) or the first two Arbitrators shall fail to nominate or agree the joint nomination of an Arbitrator or the third Arbitrator within the time limits specified by the arbitration rules of HKIAC, such Arbitrator shall be appointed promptly by the HKIAC. The arbitration tribunal shall have no authority to award punitive or other punitive-type damages. The award of the arbitration tribunal shall be final and binding upon the disputing parties. Any party to an award may apply to any court of competent jurisdiction for enforcement of such award and, for purposes of the enforcement of such award, the parties irrevocably and unconditionally submit to the jurisdiction of any court of competent jurisdiction and waive any defenses to such enforcement based on lack of personal jurisdiction or inconvenient forum.

Section 6.7. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BETWEEN THE PARTIES HERETO ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

Section 6.8. Third Party Beneficiaries. There are no third party beneficiaries of this Agreement and nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto (and their respective successors, heirs and permitted assigns), any rights, remedies, obligations or liabilities, provided, however, that the Company is an express third-party beneficiary of this Agreement and shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement by the parties hereto, in addition to any other remedy at law or equity.

Section 6.9. Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of Law or otherwise) without the prior written consent of the other parties and the Company, except that Parent may assign this Agreement (in whole but not in part) in connection with a permitted assignment of the Merger Agreement by Parent, as applicable. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 6.10. No Presumption Against Drafting Party. Each of the parties to this Agreement acknowledges that it has been represented by independent counsel in connection with this Agreement and the transactions contemplated by this Agreement. Accordingly, any rule of Law or any legal decision that would require interpretation of any claimed ambiguities in this Agreement against the drafting party has no application and is expressly waived.

Section 6.11. Capacity. Notwithstanding anything to the contrary in this Agreement, (i) each of the Supporting Shareholders is entering into this Agreement, and agreeing to become bound hereby, solely in his or its capacity as a beneficial owner of Securities and not in any other capacity (including any capacity as a director or officer of the Company), and (ii) nothing in this Agreement shall obligate such Supporting Shareholder, or his or its representatives to take, or forbear from taking, as a director or officer of the Company, any action which is inconsistent with his or its fiduciary duties under applicable Law.

Section 6.12. Counterparts. This Agreement may be executed in counterparts and all counterparts taken together shall constitute one document. E-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Agreement.

Section 6.13. Interpretation. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The words “hereof,” “herein,” “hereby” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant thereto unless otherwise defined therein. Words of any gender include each other gender and neuter genders and words using the singular or plural number also include the plural or singular number, respectively.

Section 6.14. Confidentiality. This Agreement shall be treated as confidential. This Agreement may not be used, circulated, quoted or otherwise referred to in any document, except with the written consent of the Parent; provided, that the parties hereto may disclose the existence and content of this Agreement to the extent required by applicable Law, the applicable rules of any national securities exchange or in connection with any SEC filing relating to the Merger.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

TSH Investment Holding Limited

By:	/s/ Jian Tang
Name:	Jian Tang
Title:	Director

Notice details:

Address: Room 2815c, 28/F, Metropole Square, No. 2 On Yiu Street, Shek Mun, N.T., Hong Kong

Attention: Mr. Kin Ho Philip Chan
Email: info@risechainltd.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Jianjun Huang

/s/ Jianjun Huang

Notice details:

Address: c/o Jinyang International Consulting Limited, Room 605, 6/F, Fa Yuen Commercial Building, 75-77 Fa Yuan Street, Mongkok, Kowloon, Hong Kong

Attention: Jianjun Huang
Email: admin@risechainltd.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Jian Tang

/s/ Jian Tang

Notice details:

Address: 7/F, Block B, HueTeng Century Park Headquarters, Gaobeidian, Chaoyang District, Beijing, China

Attention: Jian Tang
Email: Jian.tang@i-click.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Wing Hong Sammy Hsieh

/s/ Wing Hong Sammy Hsieh

Notice details:

Address: 15/F, Prosperity Millennia Plaza, 663 King’s Road, Quarry Bay, Hong Kong, China

Attention: Wing Hong Sammy Hsieh
Email: sammy.hsieh@i-click.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Igomax Inc.

By:	/s/ Jian Tang
Name:	Jian Tang
Title:	Director

Notice details:

Address: 7/F, Block B, HueTeng Century Park Headquarters, Gaobeidian, Chaoyang District, Beijing, China

Attention: Jian Tang
Email: Jian.tang@i-click.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Bubinga Holdings Limited

By:	/s/ Wing Hong Sammy Hsieh
Name:	Wing Hong Sammy Hsieh
Title:	Director

Notice details:

Address: 15/F, Prosperity Millennia Plaza, 663 King’s Road, Quarry Bay, Hong Kong, China

Attention: Wing Hong Sammy Hsieh
Email: sammy.hsieh@i-click.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Marine Central Limited

By:	/s/ Jianjun Huang
Name:	Jianjun Huang
Title:	Director

Notice details:

Address: c/o Jinyang International Consulting Limited, Room 605, 6/F, Fa Yuen Commercial Building, 75-77 Fa Yuan Street, Mongkok, Kowloon, Hong Kong

Attention: Jianjun Huang
Email: admin@risechainltd.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Creative Big Limited

By:	/s/ Chiu Sin Nang Kenny
Name:	Chiu Sin Nang Kenny
Title:	Director

Notice details:

Address: Unit 1803, 18/F., Stelux House, 698 Prince Edward Road East, San Po Kong

Attention: Chiu Sin Nang Kenny
Email: kennychiu@outlook.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Cheer Lead Global Limited

By:	/s/ Hui Tung Wai
Name:	Hui Tung Wai
Title:	Director

Notice details:

Address: Room 801, 8/F, Everbright Centre, 108 Gloucester Road, Wan Chai, HK

Attention: Hui Tung Wai
Email: huiwahwang@gmail.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Huge Superpower Limited

By:	/s/ Deng Yazhi
Name:	Deng Yazhi
Title:	Director

Notice details:

Address: Room 33B, 24/F., Block D, Mai Luen Ind. Bldg., 23-31 King Yip St., Kwai Ching

Attention: Deng Yazhi
Email: 13510551364@163.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Capable Excel Limited

By:	/s/ Wong Siu Wa
Name:	Wong Siu Wa
Title:	Director

Notice details:

Address: 43/F., AIA Tower, 183 Electric Road, North Point

Attention: Wong Siu Wa
Email: sammysw888@gmail.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Infinity Global Fund SPC

By:	/s/ Hui Tung Wai
Name:	Hui Tung Wai
Title:	Director

Notice details:

Address: Rm 3605, 36/F, Cheung Kong Center, 2 Queen’s Road Central, Hong Kong

Attention: Angus Chow
Email: Angus.chow@infinity-equity.com.cn

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Integrated Asset Management (Asia) Limited

By:	/s/ Yam Tak Cheung
Name:	Yam Tak Cheung
Title:	Director

Notice details:

Address: 21F, Gloucester Road 88, Wan Chai, Hong Kong

Attention: TC Yam
Email: tcyam@inasset.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Chan Nai Hang

/s/ Chan Nai Hang

Notice details:

Address: 18B, MG Tower, 133 Hoi Bun Road, Kwun Tong, Kowloon, HK

Attention:
Email: markchan@cmrsgroup.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Likeable Limited

By:	/s/ Desmond Chu
Name:	Desmond Chu
Title:	Director

Notice details:

Address: 10/F, Guangdong Investment Tower, 148 Connaught Road Central, Kong Kong

Attention: Desmond Chu
Email: desmond@dynastyw.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Tsang Hing Sze

/s/ Tsang Hing Sze

Notice details:

Address: Flat 704, 7/F, Block B, Tak Wah House, Tak Keung Court, Lok Fu, Kowloon, Hong Kong

Attention:
Email: jasminetsang@cmrsgroup.hk

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Lau Ying Wai

/s/ Lau Ying Wai

Notice details:

Address: Room 1905, 19/F, Oi Chiu House, Tin Oi Court, Tin Shui Wai, New Territories, Hong Kong

Attention:
Email: BarryLau@socialink.com.hk

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Chik Yu Chung Roni

/s/ Chik Yu Chung Roni

Notice details:

Address: 10/F, Rm B, Wai Yu Court, Hong Ding Street No. 8, Hong Kong

Attention:
Email: ronichik@cmrs.com.hk

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Tse Kok Yu Ryan

/s/ Tse Kok Yu Ryan

Notice details:

Address: Flat F, 16/F, Blk 2, Riviera Gardens, Tsuen Wan, Hong Kong

Attention:
Email: Ryan.tse@beyonddigital.com.hk

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Imen Pang

/s/ Imen Pang

Notice details:

Address: 23 D, Blk 5, Aldrich Garden, Shaukeiwan, Hong Kong

Attention:
Email: imen.pang@gmail.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Zhao Yong

By:	/s/ Zhao Yong
Name:	Zhao Yong

Notice details:

Address: No. 2800 Wanyuan Road, Minhang District, Shanghai

Attention:
Email: ramboo@vchangyi.com

[Signature Page to Support Agreement]

IN WITNESS WHEREOF, the parties hereto have duly executed and delivered this Agreement as of the date and year first written above.

Yang Xin

By:	/s/ Yang Xin
Name:	Yang Xin

Notice details:

Address: 16th Floor, Block C, Science and Technology Industrialization Building, No. 900, Yishan Road, Xuhui District, Shanghai

Attention:
Email: bear.yang@i-click.com

[Signature Page to Support Agreement]